Exhibit 10.4

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), effective as of June 26, 2017 (the “Amendment Effective Date”), is entered into by and between Rexford Industrial Realty, Inc., a Maryland corporation (the “REIT”), Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Operating Partnership”) and Adeel Khan (the “Executive”).
WHEREAS, the Executive is currently employed as Chief Financial Officer of the REIT and the Operating Partnership (the “Company”) pursuant to that certain Employment Agreement, effective as of November 25, 2014, by and between the Executive, the REIT and the Operating Partnership (the “Employment Agreement”);
WHEREAS, the term of the Employment Agreement is scheduled to expire on November 25, 2017;
WHEREAS, the Company desires extend the term of the Employment Agreement, and to continue to employ the Executive subject to the terms and conditions of the Employment Agreement, as amended by this Amendment; and
WHEREAS, the Executive desires to accept such continuation of employment with the Company, subject to the terms and conditions of the Employment Agreement, as amended by this Amendment.
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	Section 1 of the Employment Agreement is hereby amended by replacing the phrase “and ending on the third anniversary of the Effective Date” with “and ending on November 25, 2020.”

2.	Section 2(b)(i) of the Employment Agreement is hereby amended to reflect the Executive’s current Base Salary by replacing “$315,000 per annum” with “$350,000 per annum”.

3.	Section 2(b)(ii) of the Employment Agreement is hereby amended to reflect the Executive’s current Target Bonus by replacing “eighty percent (80%)” with “one hundred percent (100%)”.

4.	Section 4(b) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:
“(b)    Death or Disability. Subject to Section 4(d) hereof, if the Executive incurs a Separation from Service by reason of the Executive’s death or Disability during the Employment Period, then in addition to the Accrued Obligations, subject to the Executive’s or the Executive’s estate’s (as applicable) execution, delivery to the Company and non-revocation of an effective Release within sixty (60) days following the Date of Termination, (i) the Executive (or the Executive’s estate, if applicable) shall be entitled to the Bonus Severance, payable in a single lump-sum payment on the date on which annual bonuses are paid to the Company’s senior executives generally for such year, but in no event later than March 15th of the calendar year immediately following the calendar year in which the Date of Termination occurs (with the actual date within such period determined by the Company in its sole discretion), and (ii) any outstanding equity award, or any portion thereof, that vests based solely on the passage of time and that is held by the Executive on the Date of Termination shall immediately become fully vested and, as applicable, exercisable.”

5.	Section 5 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:
“5.    Change in Control. Notwithstanding anything to the contrary contained in this Agreement, in the event of a Change in Control (as defined in the Company’s 2013 Incentive Award Plan, as amended, or any successor plan thereto), any outstanding Company equity award, or any portion thereof, that vests based solely on continued service to the Company and that is held by the Executive as of such date shall immediately become fully vested and, as applicable, exercisable.”

6.	Section 8(a) of the Employment Agreement is hereby amended by adding the following as the last sentence thereof:

“Notwithstanding anything herein to the contrary, nothing herein is intended to interfere with the Executive’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.”

7.
This Amendment shall be and is hereby incorporated in and forms a part of the Employment Agreement. Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

8.	This Amendment and your rights hereunder shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws.

9.	This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, each of the REIT and the Operating Partnership has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

REXFORD INDUSTRIAL REALTY, INC.,
a Maryland corporation

By:	/s/ Michael S. Frankel
Name: Michael S. Frankel
Title: Co-Chief Executive Officer

By:	/s/ Howard Schwimmer
Name: Howard Schwimmer
Title: Co-Chief Executive Officer

REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership

	By:	REXFORD INDUSTRIAL REALTY, INC.
	Its:	General Partner

	By:	/s/ Michael S. Frankel
Name: Michael S. Frankel
Title: Co-Chief Executive Officer

“EXECUTIVE”

/s/ Adeel Khan
Adeel Khan